Exhibit 99.1
Dollar Tree, Inc. Reports Results for the First Quarter Fiscal 2023

•Same-Store Sales: Dollar Tree +3.4%; Family Dollar +6.6%; Enterprise +4.8%
•Comparable Transaction Count: Dollar Tree +5.5%; Family Dollar +4.3%
•GAAP Diluted Earnings per Share (EPS) $1.35
•Adjusted EPS of $1.47 Excludes $30 Million (or $0.12 per share) Legal Reserve
•Tightens Fiscal 2023 Sales Outlook Range to $30.0 Billion to $30.5 Billion
•Revises Fiscal 2023 EPS Outlook: $5.73 to $6.13 on Macro-Driven Higher-Than-Anticipated Shrink and Unfavorable Mix Shift Towards Consumables, Including $0.12 per Share Legal Reserve
•Strong Free Cash Flow Generation of $402 million (an increase of 41% from last year)

CHESAPEAKE, Va.--May 25, 2023--Dollar Tree, Inc. (NASDAQ: DLTR) today reported financial results for its first quarter ended April 29, 2023.

“Our initiatives to drive customer traffic and increase store productivity are having the desired impact. The Dollar Tree segment delivered a 3.4% comp, successfully cycling the 11.2% comp from the prior year’s quarter. Family Dollar continued its sales momentum with a 6.6% same-store sales increase. Importantly, both segments experienced a mid-single digit percent step-up in comp traffic. We are clearly gaining market share across the entire enterprise,” stated Rick Dreiling, Chairman and Chief Executive Officer.

“While we are seeing early results from our initiatives, we are not immune to the external pressures affecting all of retail, notably, the margin impact of elevated shrink and the product mix shift to consumables.”

“While we are maintaining our full-year 2023 sales outlook, we are adjusting our EPS outlook as we expect the elevated shrink and unfavorable sales mix to persist through the balance of the year. We still expect earnings to be more back-end loaded this year as the benefits of lower ocean freight rates flow through. We are eager to share more details on the current operating environment and our longer-term strategic growth plans at our upcoming investor conference on June 21st.”

Other Business Highlights

First Quarter Fiscal 2023

•Opened 107 new stores, relocated 33 stores, and closed 29 stores.
•Expanded multi-price Plus offering to an additional 408 Dollar Tree stores.
•Completed 252 Family Dollar store renovation projects.

First Quarter 2023 Key Operating Results
(Compared to same period fiscal 2022)

	Fiscal Q1 2023
	$	% Change
Consolidated Net Sales	$7.32B	6.1%
Same-Store Sales Growth:
Dollar Tree Segment Family Dollar Segment Enterprise		3.4% 6.6% 4.8%
Operating Income	$419.7M	(42.6%)
Diluted EPS	$1.35	(43.0%)

Adjusted Operating Income (1)	$449.7M	(38.5%)
Adjusted Diluted EPS (1)	$1.47	(38.0%)
(1)Adjustment is due to a $30 million accrual related to previously disclosed legal proceedings associated with our West Memphis, Arkansas distribution center. See “Use of Non-GAAP Financial Measures” below.

First Quarter Results

Unless noted, all comparisons are to the prior year’s first quarter, ended April 30, 2022.

Consolidated net sales increased 6.1% to $7.32 billion. Enterprise same-store sales increased 4.8%. Dollar Tree same-store sales increased 3.4%, driven by a 5.5% increase in traffic, partially offset by a 2.1% decline in average ticket. Family Dollar’s 6.6% same-store sales increase was comprised of a 4.3% increase in traffic along with a 2.2% increase in average ticket.

Gross profit decreased 4.7% to $2.23 billion and gross margin declined 340 basis points to 30.5%. The prior year’s quarter included an outsized margin benefit from the initial transition to the $1.25 price point at Dollar Tree. The gross margin decline was driven by lower initial mark-on, an unfavorable sales mix and shrink, partially offset by lower freight costs.

Selling, general and administrative expenses were 24.8% of total revenue, compared to 23.3%. The current year’s quarter included a $30.0 million, or $0.12 per diluted share, charge to the Company’s legal reserve for previously detailed matters in a Family Dollar distribution facility in Arkansas. Excluding this charge, SG&A expenses were 24.4% of total revenue. The increase was primarily due to higher costs for store and field payroll, higher expenditures related to repairs and maintenance to improve store standards, and professional fees, partially offset by comparable store net sales leverage.

Operating income was $419.7 million and operating margin was 5.7%. Adjusted operating income was $449.7 million and adjusted operating margin was 6.1%.

The Company’s effective tax rate was 24.1%, compared to 23.1% last year.

Net income was $299.0 million and diluted EPS was $1.35. Adjusted diluted EPS was $1.47.

The Company repurchased 1,025,000 shares for $151.1 million.

Updated Fiscal 2023 Outlook

“We are rapidly executing on a multi-faceted plan to fundamentally transform and improve the operating performance of Dollar Tree and Family Dollar for the long-term. I am encouraged by our early progress and traction on initiatives to improve our shoppers’ experience and drive store productivity. We are very confident in our plan and feel we are in control of our Company’s destiny,” Dreiling added.

“We believe both Dollar Tree and Family Dollar have a clear path to accelerated sales growth and margin expansion over the next three to five years. Our distinctive and proven initiatives are being led by a world-class retail management team and are being executed by more than 200,000 associates that are eager to succeed. At our investor conference in June, you will hear more details about our Company’s exciting growth plans and the transformational changes we are making.”

Fiscal 2023 Outlook

Consolidated net sales for full-year fiscal 2023 are now expected to range from $30.0 billion to $30.5 billion. The Company expects to deliver a low- to mid-single-digit comparable store sales increase for the year, comprised of a low- to mid-single-digit increase in the Dollar Tree segment and a mid-single-digit increase in the Family Dollar segment. Selling square footage is expected to grow by 3.0% to 3.5% for the year, with new store growth back-end weighted. Diluted EPS is expected to range from $5.73 to $6.13, including an expected benefit of $0.29 contribution from the 53rd week and the $0.12 charge for the legal reserve.

Second Quarter 2023 Outlook

The Company expects consolidated net sales for the second quarter will range from $7.0 billion to $7.2 billion, based on a mid-single-digit increase in same-store sales for the enterprise, and for the Dollar Tree and Family Dollar segments. Diluted EPS for the quarter is estimated to be in the range of $0.79 to $0.89.

While share repurchases are not included in the outlook, the Company had $1.70 billion remaining under its share repurchase authorization as of April 29, 2023.

Conference Call Information

On Thursday, May 25, 2023, the Company will host a conference call to discuss its earnings results at 9:00 a.m. Eastern Time. The telephone number for the call is 866-580-3963. A recorded version of the call will be available until midnight Wednesday, May 31, 2023, and may be accessed by dialing 866-583-1035. The access code is 1435784. A webcast of the call is accessible through Dollar Tree's website and will remain online through Wednesday, May 31, 2023.

Supplemental financial information for the first quarter is available on the Investor Relations portion of the Company’s website, at www.Corporate.DollarTree.com/Investors.

Dollar Tree, a Fortune 200 Company, operated 16,419 stores across 48 states and five Canadian provinces as of April 29, 2023. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). From time-to-time, the Company supplements the reporting of its financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial measures included in this press release are adjusted operating income, adjusted diluted earnings per share (EPS), adjusted net income, and adjusted operating income (Family Dollar segment), each of which exclude the impact of a $30 million accrual related to previously disclosed legal proceedings associated with our West Memphis, Arkansas distribution center.

A reconciliation of the non-GAAP financial measures to the corresponding amounts prepared in accordance with GAAP appears in the table “Reconciliation of Non-GAAP Financial Measures” below. The table provides additional information regarding the adjusted measures.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2023, including without limitation our expectations regarding net sales, comparable store sales and diluted earnings per share for the second fiscal quarter and full fiscal year 2023, and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2023; our selling square footage and new store growth; our plans and expectations regarding our business, including the impact of various initiatives and investments on the company’s performance and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 10, 2023, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. In addition, we can provide no assurances that we will not be required to accrue additional amounts in future periods with respect to legal proceedings related to our West Memphis, Arkansas distribution center. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
Condensed Consolidated Income Statements
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended
	April 29, 2023	April 30, 2022
Net sales	$7,319.5	$6,900.1

Other revenue	4.3	2.5

Total revenue	7,323.8	6,902.6

Cost of sales	5,089.1	4,559.6

Selling, general and administrative expenses	1,815.0	1,611.5
	24.8%	23.3%

Operating income	419.7	731.5
	5.7%	10.6%

Interest expense, net	25.9	34.0
Other expense, net	0.1	—

Income before income taxes	393.7	697.5
	5.4%	10.1%

Provision for income taxes	94.7	161.1
Income tax rate	24.1%	23.1%

Net income	$299.0	$536.4
	4.1%	7.8%

Net earnings per share:
Basic	$1.35	$2.38
Weighted average number of shares	221.1	225.3

Diluted	$1.35	$2.37
Weighted average number of shares	221.7	226.4

DOLLAR TREE, INC.
Segment Information
(In millions, except store count)
(Unaudited)

	13 Weeks Ended
	April 29, 2023		April 30, 2022
Net sales:
Dollar Tree	$3,931.7		$3,781.8
Family Dollar	3,387.8		3,118.3
Total net sales	$7,319.5		$6,900.1

Gross profit:
Dollar Tree	$1,388.6	35.3%	$1,534.7	40.6%
Family Dollar	841.8	24.8%	805.8	25.8%
Total gross profit	$2,230.4	30.5%	$2,340.5	33.9%

Operating income (loss):
Dollar Tree	$535.7	13.6%	$764.2	20.2%
Family Dollar	8.8	0.3%	89.5	2.9%
Corporate, support and Other	(124.8)	(1.7%)	(122.2)	(1.8%)
Total operating income	$419.7	5.7%	$731.5	10.6%

	13 Weeks Ended
	April 29, 2023			April 30, 2022
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	8,134	8,206	16,340	8,061	8,016	16,077
New stores	32	75	107	42	70	112
Re-bannered stores (a)	2	(1)	1	(2)	5	3
Closings	(15)	(14)	(29)	(13)	(17)	(30)
Ending	8,153	8,266	16,419	8,088	8,074	16,162
Selling Square Footage (in millions)	70.7	62.3	133.0	70.0	59.8	129.8
Growth Rate (Square Footage)	1.0%	4.2%	2.5%	3.1%	3.1%	3.1%

(a) Stores are included as re-banners when they close or open, respectively.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

From time-to-time, the Company discloses certain financial measures not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purposes of analyzing operating performance, financial position or cash flows. However, the Company believes providing additional information in the form of non-GAAP measures that exclude the unusual expenses described below is beneficial to the users of its financial statements in evaluating the Company's current operating results in relation to past periods. In addition, the Company's debt covenants exclude the impact of certain unusual expenses. The Company has included a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures in the following tables.

In the first quarter of 2023, the Company recorded a $30.0 million charge to its legal reserve for DC 202-related matters.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS)
	13 Weeks Ended
	April 29, 2023	April 30, 2022
Net income (GAAP)	$299.0	$536.4
SG&A adjustments:
Legal reserve	30.0	—
Total adjustments	30.0	—
Provision for income taxes on adjustments	(3.9)	—
Adjusted Net income (Non-GAAP)	$325.1	$536.4

Diluted earnings per share (GAAP)	$1.35	$2.37
Adjustments, net of tax	0.12	—
Adjusted Diluted EPS (Non-GAAP)	$1.47	$2.37

Reconciliation of Adjusted Operating Income
	13 Weeks Ended
	April 29, 2023	April 30, 2022
Operating income (GAAP)	$419.7	$731.5
SG&A adjustments:
Legal reserve	30.0	—
Total adjustments	30.0	—
Adjusted Operating income (Non-GAAP)	$449.7	$731.5

Reconciliation of Adjusted Operating Income - Family Dollar Segment
	13 Weeks Ended
	April 29, 2023	April 30, 2022
Operating income (GAAP)	$8.8	$89.5
SG&A adjustments:
Legal reserve	30.0	—
Total adjustments	30.0	—
Adjusted Operating income (Non-GAAP)	$38.8	$89.5

DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 29, 2023	January 28, 2023	April 30, 2022
Cash and cash equivalents	$872.8	$642.8	$1,218.5
Merchandise inventories	5,112.0	5,449.3	4,801.1
Other current assets	282.8	275.0	262.7
Total current assets	6,267.6	6,367.1	6,282.3

Property, plant and equipment, net	5,111.8	4,972.2	4,514.0
Restricted cash	69.2	68.5	53.4
Operating lease right-of-use assets	6,503.4	6,458.0	6,364.9
Goodwill	1,982.6	1,983.1	1,984.3
Trade name intangible asset	3,100.0	3,100.0	3,100.0
Deferred tax asset	13.9	15.0	19.3
Other assets	60.1	58.2	54.1
Total assets	$23,108.6	$23,022.1	$22,372.3

Current portion of operating lease liabilities	$1,456.9	$1,449.6	$1,406.7
Accounts payable	1,597.6	1,899.8	1,794.1
Income taxes payable	144.1	58.1	162.8
Other current liabilities	942.9	817.7	926.3
Total current liabilities	4,141.5	4,225.2	4,289.9

Long-term debt, net	3,422.7	3,421.6	3,418.1
Operating lease liabilities, long-term	5,269.0	5,255.3	5,087.9
Deferred income taxes, net	1,107.8	1,105.7	1,060.7
Income taxes payable, long-term	17.6	17.4	21.2
Other liabilities	250.3	245.4	253.0
Total liabilities	14,208.9	14,270.6	14,130.8
Shareholders' equity	8,899.7	8,751.5	8,241.5
Total liabilities and shareholders' equity	$23,108.6	$23,022.1	$22,372.3

The January 28, 2023 information was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	13 Weeks Ended
	April 29, 2023	April 30, 2022
Cash flows from operating activities:
Net income	$299.0	$536.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	196.4	188.9
Provision for deferred income taxes	3.0	74.3
Stock-based compensation expense	28.3	35.8
Amortization of debt discount and debt-issuance costs	1.2	1.1
Other non-cash adjustments to net income	35.1	15.7
Changes in operating assets and liabilities	189.0	(313.7)
Total adjustments	453.0	2.1
Net cash provided by operating activities	752.0	538.5

Cash flows from investing activities:
Capital expenditures	(350.4)	(253.4)
Payments for fixed asset disposition	(2.3)	(2.9)
Net cash used in investing activities	(352.7)	(256.3)

Cash flows from financing activities:
Proceeds from stock issued pursuant to stock-based compensation plans	2.9	2.9
Cash paid for taxes on exercises/vesting of stock-based compensation	(27.1)	(37.8)
Payments for repurchase of stock	(143.4)	(14.2)
Net cash used in financing activities	(167.6)	(49.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.0)	0.5
Net increase in cash, cash equivalents and restricted cash	230.7	233.6
Cash, cash equivalents and restricted cash at beginning of period	711.3	1,038.3
Cash, cash equivalents and restricted cash at end of period	$942.0	$1,271.9